AMENDMENT NO. 1 TO SENIOR SECURED CONVERTIBLE NOTES,
WARRANTS, ADDITIONAL INVESTMENT RIGHTS AND SECURITY AGREEMENT

          This AMENDMENT NO. 1 TO SENIOR SECURED CONVERTIBLE NOTES, WARRANTS, ADDITIONAL INVESTMENT RIGHTS AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of September 6, 2006, by and among Azco Mining, Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, a “Purchaser” and, collectively, the “Purchasers”).

RECITALS

1.

The Company and the Purchasers are parties to a Securities Purchase Agreement, dated as of March 20, 2006 (the “Purchase Agreement”), pursuant to which the Company issued and sold to the Purchasers an aggregate of $2,500,000 of Senior Secured Convertible Notes due August 31, 2007 (the “Notes”) and certain Warrants and Additional Investment Rights (each as defined in the Purchase Agreement). Capitalized terms used and not defined in this Amendment shall have the respective meanings set forth in the Purchase Agreement or Notes, as the case may be.

2.	The Company and the Purchasers now wish to further modify certain terms of the Notes, Warrants, Additional Investment Rights and Security Agreement.

          NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

1.	Amendments and Agreements.

	1.1.	The Company and each Purchaser agree that Section 2(b) of the Notes shall be deleted and replaced in its entirety as follows:

                   “(b) The Company shall pay the principal balance of this Note to the Holder in 12 equal monthly installments (each, a “Monthly Installment”) commencing on February 1, 2007 and to continue on the first day of each of the 11 months thereafter, except if such date is not a Trading Day, in which case such principal shall be payable on the next succeeding Trading Day (each, a “Principal Payment Date”), until the outstanding principal balance of this Note has been paid in full. On the Maturity Date, the Company shall pay all then accrued and unpaid interest on this Note together with the final payment of principal hereunder.

1.2.	The Maturity Date of the Notes shall be extended from August 31, 2007 to January 1, 2008.

1.3.

The Conversion Price of the Notes and Additional Notes shall be reduced from $1.58 per share to $1.00 per share, subject to adjustment from time to time pursuant to Section 11 of the Notes and Additional Notes, respectively.

1.4.

The Exercise Price of the Warrants (including the Warrants issued under the Additional Investment Rights) shall be reduced from $1.58 per share to $1.00 per share, subject to adjustment from time to time pursuant to Section 9 of the Warrants.

1.5.

The principal amount of the Notes shall be increased for each Purchaser as set forth on Schedule A hereto so that (i) all accrued but unpaid interest until the date hereof, (ii) all interest due through February 1, 2007, (iii) liquidated damages due to the Purchasers pursuant to the Transaction Documents in the amounts set forth on Schedule A hereto, and (iv) the Additional Investment made pursuant to Section 2.1 shall be added to the outstanding principal amount of the Notes, all in accordance with Schedule A hereto.

1.6.	The Purchasers agree that any amounts due under Section 6.1(d) of the Purchase Agreement shall only apply to Events following February 1, 2007, except as otherwise set forth in this Amendment.

2.	Additional Investment.

2.1.

In connection with the transaction contemplated by this Amendment, the Company and the Purchasers agree to purchase an additional $1,000,000 of Notes as set forth on Schedule A hereto (the “Additional Investment”).

2.2.

On the signing of this Amendment, (i) the Company shall issue to each Purchaser (x) a new note in the form of Exhibit A hereto (the “New Notes”), registered in the name of such Purchaser, in the principal amount indicated on Schedule A hereto under the heading “New Note Principal Amount”, (y) a new warrant in the form of Exhibit B hereto (the “New Warrants”), registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire such number of Underlying Shares indicated on Schedule A hereto under the heading “New Warrant Shares”, and (z) a new additional investment right in the form of Exhibit C hereto (the “New Additional Investment Rights”), registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire such principal amount of Additional Notes and Additional Investment Right Warrants indicated below on Schedule A hereto under the headings “New Additional Investment Right – Additional Notes” and “New Additional Investment Right – Warrant Shares”, respectively, on the terms set forth therein; and (ii) the Purchasers shall deliver or cause to be delivered to the Company their respective purchase prices for the Additional Investment, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose. The Purchasers agree to send to the Company for cancellation the original Notes, Warrants and Additional Investment Rights issued under the Purchase Agreement within 10 days following the receipt of the New Notes, New Warrants and New Additional Investment Rights.

2.3.	The Purchasers and the Company hereby amend the Security Agreement to include the Additional Investment as Secured Obligations (as defined in the Security Agreement) of the Company.

3.

Registration Rights. To ensure that the registration rights of the Purchasers are not adversely affected as a result of the transactions contemplated by this Amendment and to provide registration rights consistent with the existing registration rights in respect of the Common Stock issuable upon exercise of the Securities, the parties agree as follows with respect to registration rights.

3.1.

The parties hereby confirm that the definition of “Registrable Securities” under the Purchase Agreement shall includes (a) the shares of Common Stock issuable upon the conversion or exercise of the New Notes, New Warrants and New Additional Investment Rights, (b) any Common Stock (including Underlying Shares) issued or issuable pursuant to the Transaction Documents and this Amendment, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

3.2.

The Company will use commercially reasonable efforts to prepare and file a registration statement to cover all shares of Common Stock issuable under the Transaction Documents, including the Registrable Securities.

3.3.

The Filing Date shall be the 60[h] calendar day following the date hereof and the Required Effectiveness Date with respect to the initial Registration Statement shall be the earlier of (i) 150th day following the date hereof and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments. Notwithstanding anything to the contrary herein, a breach of this Section 3.3 shall subject the Company to amounts due under Section 6.1(d) of the Purchase Agreement.

4.

Continued Validity of Transaction Documents under the Purchase Agreement; Waiver of Prior Defaults. The parties hereto agree that the Purchase Agreement and the other Transaction Documents entered into in connection therewith (as amended by this Amendment), remain in full force and effect, modified to the extent and only to the extent necessary to give effect to this Amendment and the transactions herein contemplated. The parties agree that any default or event of default that has occurred, prior to the effective date hereof, under any of the Transaction Documents is waived by each of the Purchasers.

5.	Representations and Warranties.

5.1.

The Company hereby represents and warrants to the Purchasers that each of the representations and warrants set forth in Section 3.1 of the Purchase Agreement are true and correct as of the date hereof.

5.2.

Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company that each of the representations and warrants set forth in Section 3.2 of the Purchase Agreement are true and correct as of the date hereof.

6.	Miscellaneous.

6.1.

Fees and Expenses. The Company has agreed to reimburse Cranshire Capital, L.P. (“Cranshire”), $20,000 for its legal fees and expenses in connection with this Amendment. In lieu of the foregoing payment, Cranshire may retain such amount at the closing. Except for the foregoing, each party hereto will bear the fees and expenses of its own counsel and advisors in connection with the negotiation and entering into of this Amendment. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

6.2.

Entire Agreement. This Amendment and the Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3.

Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company and the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

6.4.

Public Announcement. The Company shall, by 9 a.m. Eastern time on September 7, 2006, issue a press release disclosing the material terms of the transactions contemplated hereby and by 4:30 p.m. Eastern time on the first Business Day following the date hereof, file a Current Report on Form 8-K, attaching such press release and this Amendment thereto, each reasonably acceptable to each Purchaser. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Purchase Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).

6.5.

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective as specified in the Purchase Agreement. The address for such notices and communications shall be as set forth on the signature pages attached to the Purchase Agreement.

6.6.

Amendments; Waivers. No provision of this Amendment may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Amendment shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.7.	Amendment Controls. If any topic is addressed both in the Purchase Agreement (or any document related thereto) and in this Amendment, this Amendment shall control.

6.8.

Construction. The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.9.

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The parties agree that Section 7.9 of the Purchase Agreement shall apply to this Amendment as if set forth in its entirety herein.

6.10.	Survival. The representations and warranties contained herein shall survive the delivery, exercise and/or conversion of the securities, as applicable for the applicable statue of limitations.

6.11.

Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same document and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

6.12.

Severability. If any provision of this Amendment is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Amendment.

6.13.

Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Purchasers have not relied upon the same legal counsel in their review and negotiation of this Amendment. The Company has elected to provide all Purchasers with the same terms and form of Amendment for the convenience of the Company and not because it was required or requested to do so by the Purchasers. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiations of this Amendment and each party represents and confirms that Malhotra & Associates LLP represents only Cranshire in connection with this Amendment.

(Signature Pages Follow)

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

AZCO MINING, INC.

By ________________________________________________
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

          IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: _________________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: ___________________________________________________________
Name of Authorized Signatory: _____________________________________________________________________________
Title of Authorized Signatory: ______________________________________________________________________________
Email Address of Authorized Entity:__________________________________________________________________________

Schedule A

Purchaser	Original Principal Amount of Notes	Interest added to Principal Amount	Liquidated Damages added to Principal Amount	Additional Investment	New Note Principal Amount	New Warrant Shares	New Additional Investment Right- Additional Notes	New Additional Investment Right- Warrant Shares
Cranshire Capital, L.P.	$750,000	$46,307	$30,000	$300,000	$1,126,307	563,154	$563,154	281,577
Iroquois Master Fund, Ltd.	$750,000	$46,307	$30,000	$300,000	$1,126,307	563,154	$563,154	281,577
Lilac Ventures Master Fund	$250,000	$15,436	$10,000	$100,000	$375,436	187,718	$187,718	93,859
Crestview Capital Master, LLC	$400,000	$24,697	$16,000	$160,000	$600,697	300,349	300,349	150,176
Bristol Investment Fund, Ltd.	$350,000	$21,610	$14,000	$140,000	$525,610	262,805	$262,805	131,403